Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)*

Eli Doron, Adv. & Notary

Ronen Kantor, Adv.

Amit Gross, Adv. & Notary

Giora Gutman, Adv.

Rachel (Goren) Cavallero, Adv.

Gil Mor, Adv. & Notary**

Sharon Fishman, Adv. & Notary

Moti Hoffman, Adv. & Notary

Efrat Hamami, Adv.	Petach-Tikva, August 8, 2018

Tamir Kalderon, Adv.

Asaf Gershgoren, Adv. & economist

Efi Ohana, Adv.& economist

Asaf Hofman, Adv & economist.

Ron Soulema, Adv.

Moti Philip, Adv.

Sagiv Bar Shalom, Adv.

Ori Perel, Adv.

David Rozen, Adv.

Israel Mark, Adv.

Amir Bar Dayan, Adv.

Sandrine Dray, Adv. & Notary***

Nahi Hamud, Adv.

Shmulik Cohen, Adv.

Yair Messalem, Adv.

Maayan Peled, Adv.

Igal Rosenberg, Adv.

Gili Yasu, Adv. & Notary

Tmoora Detsch Kaufman, Adv.

Lilach Cohen-Shamir, Adv.

Orly Pharan, Adv.

Rotem Nissim, Adv.

Orit Peper, Adv.

Rivka Mangoni, Adv.

Israel Asaraf, Adv. & Notary

Jossef Prins, Adv.

Shay Almakies, Adv.& Notary

Yael Porat Kotzer, Adv.

Gali Ganoni, Adv.

Hadas Garoosi Wolfsthal, Adv.

Odelia Cohen-Schondorf, Adv.

Hasan Hasan, Adv.

Yana Shapiro Orbach, Adv.

Ronit Rabinovich, Adv.

Nidal Siaga, Adv. Avi

Cohen, Adv.

Amit Moshe Cohen, Adv.

Sonny Knaz, Adv.

Bat-El Ovadia, Adv.

Aharon Eitan, Adv.

Rania Elime, Adv.

Sivan Kaufman, Adv.

Mor Rozenson, Adv.

Iris Borcom, Adv.

Inbal Naim, Adv.

Sivan Feldhamer, Adv.

Meital Graff, Adv.

Amir Keren, Adv.

Ariel Regev, Adv.

Michal Zamir-Polani, Adv.

Inbal Harel Gershon, Adv.

Shirli Rahmani, Adv.

Omer Katzir, Adv. & economist

Hezi-Nir Sidon, Adv.

Hadar Weizner, Adv.& economist

Yaniv Levi, Adv.

Noy Keren, Adv.

Avi Kababgian., Adv.

Or Yahal Asbag, Adv.

To: Can-Fite Biopharma Ltd.

10 Bareket Street

Kiryat Matalon, P.O. Box 7537

Petach-Tikva 4951778, Israel

Ladies and Gentlemen,

Re: REGISTRATION STATEMENT ON FORM F-1

We have acted as Israeli counsel to Can-Fite Biopharma Ltd. (the “Company”), a company organized under the laws of the State of Israel. As such, we have participated in the preparation of the Company’s registration statement on Form F-1 (the “Registration Statement”) relating to the registration under the United States Securities Act of 1933, as amended, of the offering for resale by the selling shareholders listed therein of up to an aggregate 5,333,338 ordinary shares, par value NIS 0.25 per share of the Company (the “Ordinary Shares”) represented by 2,666,669 American Depository Shares (“ADSs”), consisting of (i) 5,000,004 Ordinary Shares represented by 2,500,002 ADSs issuable upon the exercise of warrants originally issued in a private placement on March 2018 (“Investor Warrants”), and (ii) 333,334 ordinary shares represented by 166,667 ADSs issuable upon the exercise of placement agent warrants issued in connection with the private placement in March 2018 (the “Placement Agent Warrants”).

As counsel to the Company in Israel, we have examined copies of the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Ordinary Shares underlying the Investor Warrants and Placement Agent Warrants, when paid for and issued pursuant to the terms of the applicable warrants, will be duly authorized, legally issued, fully paid and non-assessable.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption “Legal Matters”. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Doron Tikotzky Kantor Gutman & Amit Gross

Advocates & Notaries

Eli Kulas. Adv. Notary & Mediator- Counselor Jan Robinsohn,M.Jur. Adv. & Notary - Counselor **** Giora Amir, Adv. Notary- Counselor

*Member of the New York State Bar
**Member of the Law Society in
England & Wales
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